_____________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 21, 2014 (February 18, 2014)

Date of Report (Date of earliest event reported)

TBSS INTERNATIONAL, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	333-168346	26-0478989
(State of Incorporation)	(Commission File Number)	(IRS Employer ID Number)

170 South Main Street, Suite 1075

Salt Lake City, Utah 84101

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:

9113 Ridge Road, Suite 50

New Port Richey, FL 34654

(Former name or former address, if changed since last report)

_____________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

ITEM 5.01  CHANGES IN CONTROL OF REGISTRANT.

On February 18, 2014 a Special Meeting of the Shareholders of TBSS International, Inc. was held as outlined in the Scheduled 14A filed on January 24, 2014.  At that shareholders meeting the shareholders elected new directors for the company as outlined in Item 5.02 below.  To the extent such election of new directors may be considered a change in control this information is filed under this Item number 5.01.

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENT OF CERTAIN OFFICERS.

(a)

Election of Directors

On February 18, 2014, a Special Meeting of the Shareholder of TBSS International, Inc. was held for the purpose of electing directors of the corporation.  Details regarding this Special Meeting were outlined in Schedule 14A filed on January 24, 2014 and the information contained therein is incorporated herein by this reference.

At the special meeting held on February 18, 2014 the shareholders elected three new directors who replaced the company’s previous directors.  These new directors, Mark O. Van Wagoner, Michael R. Carlton and Sherry Donnell, now are the only directors of the company.

(b)

Election of Officers

On February 18, 2014, the directors of the company directors elected at the special meeting of the shareholders, also held on February 18, 2014, executed a unanimous consent to take action.  In that consent, the directors elected Sherry Donnell to serve as the company’s President, Secretary and Treasurer to serve until the next annual meeting of the directors or until her replacement is duly elected or until she resigns.  The board approved compensation for Ms. Donnell’s services of $7,500 per month for a period of three months and the issuance of 1,000,000 shares of the company’s common stock to Ms. Donnell as compensation for her services as President, Secretary and Treasurer.

In connection with Ms. Donnell’s election as President, Secretary and Treasurer, the board removed any other individual who may have held a position as officer of company from such positions, so that Ms. Donnell is sole officer of the company.

(c)

Information Regarding New Officers

Sherry Donnell, age 57, President, Secretary and Treasurer.  Ms Donnell is a sales manager at Structured Marketing, LLC in Carlsbad, California where she recruited and trained Structured Marketing’s insurance sales force and developed that company’s sales and marketing program.  Prior to working at Structured Marketing, Ms. Donnell worked at RDC West, Inc. in Carlsbad as that company’s commercial sales manager.  Ms. Donnell has a bachelors of science degree from Cal State University, Bakersfield.  She is not related to any other officer or director of the Company and she is not an officer or director of another public corporation.

Our directors are appointed to hold office until the next annual meeting of our stockholders or until they resign or are removed from office in accordance with our bylaws

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On January 24, 2014, a Schedule 14A was filed in connection with a Special Meeting of the Shareholders of TBSS International, Inc. scheduled for February 18, 2014.   That meeting was held on its scheduled date at which time the shareholders voted on the one proposal outlined in the January 24 2014 Schedule 14A.  That proposal was the election of directors for the company and the information concerning that proposal outlined in that Schedule 14A is incorporated herein by this reference.

The results of the voting at the February 18, 2014 special meeting were as follows:  Of the 165,000,000 shares of common stock issued and outstanding as of the January 23, 2014 record date, proxies representing 73,158,001 shares were submitted and voted.  Pursuant to the company’s bylaws, one third of the issued and outstanding shares are required for a quorum.  The 73,158,001 shares voted represent 44% of the issued and outstanding shares, therefore a quorum was present for purposes of the special meeting held on February 18, 2014.  The following table outlines the share voting at that meeting:

PROPOSAL 1 – ELECTION OF DIRECTORS:

Name	Shareholder Proxies For:	Shareholder Proxies Withheld:	Shareholder Proxies Abstain:	Broker Proxies For:	Broker Proxies Withheld:	Broker Proxies Abstain:	Percent of Quorum Present For:
Mark O. Van Wagoner	72,646,001	0	0	7,284,785	0	512,000	99%
Michael R. Carlton	65,646,001	0	7,000,000	7,284,785	0	512,000	90%
Sherry Donnell	65,646,001	0	7,000,000	7,284,785	0	512,000	90%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2014

TBSS International, Inc.

/S/ Sherry Donnell

By: Sherry Donnell

Its: President

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